Exhibit 23.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2015 relating to the combined financial statements and the financial statement schedule, which appear in TopBuild Corp.’s Registration Statement on Form 10 (No. 001-36870) filed with the Securities and Exchange Commission.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Detroit, MI

July 1, 2015